UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2010

VERINT SYSTEMS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34807	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

Effective October 10, 2010, Stephen Swad resigned from the board of directors of Verint Systems Inc. (“Verint”, “we”, “us”, and “our”). Mr. Swad’s resignation was not the result of any disagreement with any of Verint’s operations, practices or policies.

(d) Appointment of New Director.

Effective October 12, 2010, Charles J. Burdick was elected to the board of directors of Verint. Mr. Burdick is the chairman of the board of directors of Comverse Technology, Inc. (“Comverse”). Comverse is our majority stockholder and, by virtue of its majority ownership stake, Comverse has the ability, acting alone, to remove existing directors and/or to elect new directors to our board of directors in order to fill vacancies. For more information about Comverse’s ownership of a majority of our common stock and its control of our board of directors and a description of various agreements between Verint and Comverse, please see our Annual Report on Form 10-K for the year ended January 31, 2010, filed with the Securities and Exchange Commission on May 19, 2010 (the “January 31, 2010 Form 10-K”).

Charles J. Burdick, age 59, has served as a member of Comverse’s board of directors since December 2006 and as chairman of its board since March 2008. Mr. Burdick has extensive background in telecommunications and media, with over 25 years experience in the industry. Until July 2005, he was Chief Executive Officer of HIT Entertainment Plc, a publicly listed provider of pre-school children’s entertainment. From 1996 to 2004, Mr. Burdick worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as Chief Financial Officer and Chief Executive Officer. In these roles, Mr. Burdick oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as an independent non-executive director and Chairman of the Compensation Committee of CTC Media, a leading independent media company in Russia and as an independent non-executive director of Transcom WorldWide S.A., a Luxembourg based global provider of outsourced customer and credit management services. Mr. Burdick holds a M.B.A. from the University of California, Los Angeles and a B.A. in Economics from the University of California, Santa Barbara. Mr. Burdick is an independent director of Comverse.

Mr. Burdick will receive compensation for his services pursuant to Verint’s director compensation policies set forth in our January 31, 2010 Form 10-K. Mr. Burdick will also become a party to an Indemnification Agreement with Verint on the same basis as Verint’s other directors, the terms of which are described in our January 31, 2010 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: October 12, 2010

By: /s/ Peter Fante
Name: Peter Fante
Title: Chief Legal Officer